As filed with the Securities and Exchange Commission on July 7, 2015
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2015

OPPENHEIMER HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware 98-0080034
(State of incorporation) (IRS Employer Identification Number)

85 Broad Street, New York, NY 10004
(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

131069.00101/6846722v.1

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors of Oppenheimer Holdings Inc. (the “Company”) elected Paul M. Friedman a director of the Company effective July 7, 2015. Mr. Friedman, 60, was until March 31, 2015 a Senior Managing Director and Chief Operating Officer of Guggenheim Securities, LLC since November 2009. Mr. Friedman also served as a member of Guggenheim’s Management Committee and had direct oversight of most business support groups including operations, technology, new business integration, financial operations and regulatory reporting. Prior to joining Guggenheim, Mr. Friedman was a Managing Director of Mariner Investment Group from June 2008 to October 2009 and worked at Bear Stearns and Co., Inc. from 1981 to 2008, last serving as Chief Operating Officer of the Fixed Income Division. He started his career as an accountant at Coopers and Lybrand. Mr. Friedman has an undergraduate degree from Colgate University and an MS (Finance) from the NYU Stern School of Business. He is expected to serve on the Compensation Committee of the Company’s Board of Directors and to participate in the Company’s 2014 Incentive Plan with other directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: July 7, 2015 By: /s/ A.G. Lowenthal --------------------------------- A.G. Lowenthal Chairman of the Board and Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)

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